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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT
    Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934


               Date of earliest event reported:  March 14, 2000
                              -------------------

                         ENVIRO-CLEAN OF AMERICA, INC.
                              -------------------
            (Exact Name of Registrant as Specified in Its Charter)

         NEVADA                        0-26433             88-0386415
----------------------------         -----------          --------------
(State or other jurisdiction         (Commission          (IRS Employer
     of incorporation)               File Number)       Identification No.)


                 211 Park Avenue, Hicksville, NY            11801
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            (Address of principal executive offices)      (Zip Code)


       Registrant's telephone number, including area code (516) 931-4455
                                --------------


                                      N/A
                                      ---

        (Former name or former address, if changed since last report.)
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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

Disposition of 1,000,000 Shares of b2bstores.com, Inc. Common Stock
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          In June of 1999, Enviro-Clean of America Inc. (the "Company"), along with Richard Kandel, shareholder, director and officer of the Company, Randall
K. Davis, shareholder, director and officer of the Company, Steven Etra, shareholder, director and officer of the Company, Mint Corporation of New York, a company in which Richard Kandel is a 50% owner, and other parties acquired 3,666,667 shares of b2bstores.com, Inc. ("b2bstores") common stock, par value $0.01, (the "b2b Common Stock") for $27,500 in the form of $11,000 in cash and the transfer to b2bstores of all the rights and interest in www.b2bstores.com and all related assets, including intellectual property. Of the shares, Enviro-Clean of America, Inc. received 2,000,000 shares, Richard Kandel received 1,000,000 shares, Randall Davis received 333,333 shares, Steven Etra, received 66,667 shares, and Mint Corp. of New York, received 66,667 shares,. The remaining 200,000 shares went to nonaffiliates of the Company, Kandel, Davis and Etra.

          The Company entered into a lock-up agreement (the "Lock-Up Agreement") in favor of Gaines Berland, Inc. and Nolan Securities, Inc. (the "Underwriters") in connection with b2bstore's initial public offering, which restricted certain disposition of 2,000,000 shares of b2b Common Stock held by the Company for a one year period commencing February 15, 2000. On March 14, 2000, the Underwriters granted a waiver to the Lock-Up Agreement to sell 1,000,000 of the 2,000,000 shares held by the Company. Upon receiving the waiver, the Company sold 1,000,000 shares of the b2b Common Stock in a private placement to ZERO.NET, Inc., a Delaware corporation, at $7.00 per share for an aggregate of $7,000,000. The Company paid a brokerage commission of $250,000 in connection with this sale. The shares purchased by ZERO.NET, Inc. will also be subject to a twelve month lock-up agreement. There are no material relationships between ZERO.NET, Inc. and the Company or the Company's affiliates, directors, officers, or any associates of the Company's directors or officers.

ITEM 5.  OTHER EVENTS

Redemption of 320,000 Shares of the Series D Cumulative Convertible Preferred
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Stock
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          On March 14, 2000 , the Board of Directors approved a resolution allowing the Company to redeem 320,000 shares of the Company's Series D Cumulative Convertible Preferred Stock (the "Series D Stock") at a redemption price of $5.00 per share. This resulted in a payment of $1,600,000 for the outstanding 320,000 shares of the Series D Stock and a total of $29,071.04 for the accrued dividends on the Series D Stock. The Series D Stock was issued to Randall K. Davis and Charles Davis, the father of Randall K. Davis and employee of a wholly owned subsidiary of the Company, in conjunction with the acquisition of Cleaning Ideas, Inc. and its subsidiaries as described in the Company's 8-K filed on September 3, 1999.
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          Of the total redemption price, Randall K. Davis, who held 250,000 shares of the Series D Stock, received $1,272,711.75, while the remaining amount of $356,359.29 went to Charles Davis.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

 (c)   Exhibits

       The following is a list of exhibits filed as part of this Form 8-K.


Exhibit Number       Description of Document

99.1 Form of Lock-up Agreement executed by Enviro-Clean of America, Inc., Richard Kandel, Randall K. Davis and Steven Etra.

99.2 Waiver of Lock-Up Agreement for one million shares of b2bstores.com, Inc. stock held by Enviro-Clean of America, Inc.

99.3 Stock Purchase Agreement dated March 13, 2000 between ZERO.NET, Inc. and Enviro-Clean of America, Inc. for the sale of one million shares of b2bstores.com, Inc.
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                                   SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                         ENVIRO-CLEAN OF AMERICA, INC.


Date:  03/17/00, 2000         By:  /s/ Randall K. Davis
                                  --------------------
                              Name:  Randall K. Davis
                              Title:  President
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                               INDEX TO EXHIBITS


Exhibit Number    Description of Document

99.1 Form of Lock-up Agreement executed by Enviro-Clean of America, Inc., Richard Kandel, Randall K. Davis and Steven Etra.

99.2 Waiver of Lock-Up Agreement for one million shares of b2bstores.com, Inc. stock held by Enviro-Clean of America, Inc.

99.3 Stock Purchase Agreement dated March 13, 2000 between ZERO.NET, Inc. and Enviro-Clean of America, Inc. for the sale of one million shares of b2bstores.com, Inc.